Exhibit 4.1

EXECUTION VERSION

FAIRPOINT COMMUNICATIONS, INC.

THE SUBSIDIARY GUARANTORS

PARTIES HERETO

8.75% SENIOR SECURED NOTES DUE 2019

INDENTURE

DATED AS OF FEBRUARY 14, 2013

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

AND

U.S. BANK NATIONAL ASSOCIATION,

AS COLLATERAL AGENT

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

v

INDENTURE dated as of February 14, 2013 among FairPoint Communications, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent.

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 8.75% Senior Secured Notes due 2019 to be issued in one or more series as provided in this Indenture.  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

The Company, the Subsidiary Guarantors (as defined below), the Trustee (as defined below) and the Collateral Agent (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 8.75% Senior Secured Notes due 2019:

ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                          Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, Indebtedness:

(1)                                 of a Person existing at the time such Person merges with or into the Company or a Restricted Subsidiary;

(2)                                 of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary; or

(3)                                 assumed in connection with the acquisition of assets from such Person;

and, in each case, not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary of the Company or such acquisition.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Pari Passu Indebtedness” means:

(1)                                 with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Lien Indebtedness (other than the Notes); and

(2)                                 with respect to any other asset, unsubordinated Indebtedness of the Company or a Subsidiary Guarantor that is required to be repaid (or that under the terms thereof is required to be offered to be repaid) upon a sale of such asset.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at February 15, 2016 (such redemption price being set forth in the table appearing under Section 3.07 hereof, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the redemption date) to, but excluding, February 15, 2016, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such Note, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets; and

(2)                                 the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of the Company of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)                                 any transaction governed by Section 4.14 and/or Section 5.01;

(2)                                 any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;

(3)                                 a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries; provided, however to the extent such transfer involves Collateral or any part thereof and the transferee is not the Company or a Subsidiary Guarantor, the transferee shall execute a joinder agreement to the Intercreditor Agreement or enter into a substantially similar agreement immediately upon consummation of such transaction in accordance with the requirements of the Collateral Documents to pledge such transferred Collateral;

(4)                                 an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(5)                                 the sale or lease of equipment, inventory, accounts receivable, real property, intellectual property or other assets in the ordinary course of business;

(6)                                 the sale or other disposition of Cash Equivalents;

(7)                                 dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8)                                 a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;

(9)                                 any sale or disposition of any property or equipment that has become damaged, surplus, worn out or obsolete or any property, equipment or other asset that, in the reasonable good faith judgment of the Company or such Restricted Subsidiary, as the case may be, is not used or useful in the business of the Company or such Restricted Subsidiary, as the case may be;

(10)                          the creation of a Lien not prohibited by this Indenture;

(11)                          any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(12)                          licenses of intellectual property;

(13)                          any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration;

(14)                          any foreclosure upon any assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture;

(15)                          any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute, or controversy;

(16)                          any swap of assets, or any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries taken as a whole, as determined in good faith by Senior Management; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under Section 4.10;

(17)                          any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any Sale and Leaseback Transaction or asset securitization permitted by the Indenture;

(18)                          any agreement or arrangement involving, relating to or otherwise facilitating, (i) requirements contracts, (ii) tolling arrangements, (iii) the reservation or presale of production capacity of the Company or any of its Restricted Subsidiaries by one or more third parties;

(19)                          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(20)                          any Sale and Leaseback Transaction pursuant to which the Company or any Restricted Subsidiaries receives with respect to such transaction aggregate consideration of less than $30.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the administrative agent under the Credit Agreement, (ii) in the case of the Obligations under the Notes or the Notes Secured Parties, the Trustee and (iii) in the case of any Series of Other Pari Passu Lien Obligations or Other Pari Passu Lien Indebtedness Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series of Other Pari Passu Lien Obligations in the applicable joinder agreement to the Intercreditor Agreement.

“Bankruptcy Law” means title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2)                                 securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party under the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $250.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

(6)                                 securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition; and

(7)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“CFC” means (i) a Person that is a controlled foreign corporation under Section 957 of the Code, (ii) a Person substantially all the assets of which consist of Equity Interests in one or more controlled foreign corporations under Section 957 of the Code or (iii) a Person that is disregarded as separate from its owner for tax purposes and substantially all the assets of which consists of Equity Interests in one or more controlled foreign corporations under Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)                                 the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent hereunder and under the Collateral Documents, any successor thereto in such capacity and any other Person appointed as collateral agent pursuant to the terms of the Collateral Documents.

“Collateral Documents” means the Security Agreement, the Pledge Agreement and any other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Notes Secured Parties.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period by:

(1)                                 adding thereto, an amount equal to the sum, without duplication (but only to the extent deducted in determining Consolidated Net Income for such period), of:

(a)                                 provisions for taxes based on income plus franchise, business enterprise or similar taxes,

(b)                                 Consolidated Interest Expense,

(c)                                  amortization and depreciation expense (including any amortization or write-off related to the write-up of any assets as a result of purchase accounting and the write-off of deferred financing costs),

(d)                                 losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses or charges,

(e)                                  the non-cash portion of any pension expenses and non-cash portion of any OPEB expenses,

(f)                                   except for purposes of calculating Section 4.07(a)(iv)(C), the amount of (a) any restructuring charges (including contract termination, severance, relocation and facility and office closure expenses), integration costs or other business optimization expenses or non-ordinary course reserves or other unusual, exceptional or non-recurring charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income, and (b) any cash pension expenses and cash OPEB expenses,

(g)                                  any costs or expenses Incurred pursuant to any management equity plan, stock option plan, phantom equity plan or any other management or employee benefit plan or agreement,

(h)                                 unrealized losses on financial derivatives recognized in accordance with GAAP,

(i)                                     any amount required to be reserved in accordance with GAAP on account of prepetition claims that is in excess of the amount previously reserved for such claims pursuant to Section 9.22 of the Plan of Reorganization,

(j)                                    costs and expenses (including costs and expenses imposed by regulatory authorities) with respect to casualty events, acts of God or force majeure (in each case, to the extent that any such charges, expenses or losses are not reimbursed from the proceeds of insurance that increased Consolidated Net Income),

(k)                                 any expenses or charges related to any equity offering, permitted acquisition or other Investment (including in connection with any earn-out or contingent consideration obligation or purchase price adjustment), permitted disposition or the Incurrence of Indebtedness permitted to be Incurred under this Indenture including a refinancing thereof (in each case, whether or not successful) and any amendment or modification of the terms of any such transactions, including such fees, expenses and charges related to the Transactions,

(l)                                     the amount of any redemption premium, prepayment penalty, premium and other related fee or reserve in connection with redemption, repayment or prepayment of Indebtedness,

(m)                             costs, expenses and charges related to the renegotiation of labor contracts including expenses for third-party vendors and, except for purposes of calculating

Section 4.07(a)(C), losses related to disruption of operations (including any associated penalties under service level agreements and regulatory performance plans),

(n)                                 any other non-cash losses or charges (including non-cash costs arising from the implementation of SFAF 109) accrued by the Company and its Subsidiaries during such period (except to the extent any such charge shall require a cash payment in a future period), and

(o)                                 charges for the first fiscal quarter of a fiscal year relating to accruals of employees’ vacation time for such fiscal year; and

(2)                                 subtracting therefrom, an amount equal to the sum, without duplication (but only to the extent included in determining Consolidated Net Income for such period), of:

(a)                                 gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary, unusual, exceptional or nonrecurring gains,

(b)                                 unrealized gains on financial derivatives recognized in accordance with GAAP,

(c)                                  non-cash gains and non-cash income accrued during such period,

(d)                                 non-operating interest and dividend income for such period,

(e)                                  without duplication of amounts deducted from Consolidated Cash Flow in prior periods, any amount included in Consolidated Net Income for such period in accordance with GAAP that is attributable to any amount that was included in Consolidated Cash Flow in a prior period pursuant to clause (A)(iv) above; and

(f)                                   reversals of charges described in clause (1)(o) above.

For the avoidance of doubt, it is understood and agreed that, to the extent any net income (or loss) of any Subsidiary is excluded from the calculation of Consolidated Net Income in accordance with the definition thereof contained herein, any add-backs to, or deductions from, Consolidated Net Income in determining Consolidated Cash Flow as provided above shall be calculated in a fashion consistent with the limitations and/or exclusions provided in the definition of Consolidated Net Income contained herein.

Notwithstanding the foregoing, for purposes of any period for which the calculation of Consolidated Cash Flow is calculated that includes any of the following fiscal quarters, the Consolidated Cash Flow for the fiscal quarter ended March 31, 2012 is deemed to be $70 million, the Consolidated Cash Flow for the fiscal quarter ended June 30, 2012 is deemed to be $70 million, the Consolidated Cash Flow for the fiscal quarter ended September 30, 2012 is deemed to be $70 million and the Consolidated Cash Flow for the fiscal quarter ended December 31, 2012 is deemed to be $70 million.

“Consolidated Interest Expense” means, for any period, the sum of

(1)                                 total interest expense (including the portion that is attributable to Indebtedness represented by Capital Lease Obligations in accordance with GAAP) of the Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and without duplication net costs and/or net benefits under Indebtedness represented by Hedging Obligations, but excluding, however, (i) write off of debt discount, upfront fees and expenses and other debt issuance costs and commissions; (ii) the aggregate amount of any premiums, make-whole payments or penalties paid in cash and required to be made in connection with any refinancing or repayment; (iii) any hedge liability settlement payments; and (iv) any payment of the principal of any Indebtedness that constitutes interest that has been capitalized in accordance with the terms thereof) plus

(2)                                 the product of (x) the amount of all cash dividend requirements (whether or not declared or paid) on Disqualified Stock or Preferred Stock of Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate of the Company as reflected in the audited consolidated financial statements of the Company for its most recently completed fiscal year, which amounts described in this clause (2) shall be treated as interest expense of the Company and its Restricted Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(1)                                 the aggregate outstanding amount of Indebtedness of the Company (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in clause (2) below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2)                                 the Consolidated Cash Flow of the Company for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

For purposes of this definition:

(a)                                 Consolidated Leverage Ratio shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Company and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any Incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a

Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph of this definition and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such four-quarter period;

(b)                                 pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and may give effect to any operating improvements and cost reductions that have occurred or are reasonably expected to occur in the good faith judgment of such responsible financial or accounting officer of the Company (regardless of whether those operating improvements or cost reductions could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission related thereto);

(c)                                  letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall only be included as outstanding Indebtedness to the extent funded and drawn; and

(d)                                 Indebtedness shall not include Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk, and not for speculative purposes.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period), determined in conformity with GAAP; provided that there shall be excluded from the calculation thereof (without duplication):

(1)                                 the income (or loss) of any Person that is not a Restricted Subsidiary of the Company, except to the extent of the amount of dividends or other distributions actually paid to the specified Person or any of its Subsidiaries by such Person during such period,

(2)                                 except for determinations expressly required to be made after giving pro forma effect to the acquisition of any Person, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Subsidiaries or that Person’s assets are acquired by the specified Person or any of its Subsidiaries,

(3)                                 the income of any Restricted Subsidiary of the specified Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and

(4)                                 the cumulative effect of a change in accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01 or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent and letter of credit issuer and the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (including increases in the amounts available for borrowing thereunder), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions, investors or otherwise.

“Credit Agreement Obligations” means Indebtedness and other Obligations under the Credit Agreement.

“Credit Agreement Secured Parties” means the holders of the Credit Agreement Obligations.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“DTC” means The Depository Trust Company.

“Earn-Out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system maintained by the Commission for the purposes of submission of the periodic filings pursuant to the reporting requirements of the Exchange Act.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company to any Person (other than (i) to any Subsidiary thereof and

(ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith (i) by the Board of Directors of the Company or its Senior Management, if the Fair Market Value is less than and equal to $25.0 million and (ii) by the Board of Directors of the Company, if the Fair Market Value exceeds $25.0 million.

“FCC” means the Federal Communications Commission (or any federal agency that may succeed to its jurisdiction).

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in the name of the Depositary or its nominee in accordance with Section 2.01 or Section 2.07.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3)                                 foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Consolidated Interest Expense and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness or obligations of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)           in respect of Capital Lease Obligations and Attributable Debt;

(5)           in respect of the balance deferred and unpaid of the purchase price of any property or services; provided that Indebtedness shall not include (A) any Earn-Out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved and (B) deferred payments, trade payables, accrued expenses and receipts of progress and advance payments, in each case including any accrued interest thereon;

(6)           representing Hedging Obligations;

(7)           representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8)           in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 50l(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the administrative agent under the Credit Agreement, on behalf of itself and the Credit Agreement Secured Parties, the Trustee and the Collateral Agent, on behalf of itself and the Notes Secured Parties, and each other Authorized Representative, on behalf of itself and the applicable Other Pari Passu Lien Indebtedness Parties, and consented to by the Company and the Subsidiary Guarantors as the same may be amended, supplemented or otherwise modified from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.  The acquisition by the Company or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LTIP Shares” means the compensation in the form of stock options, profits interests and restricted stock awards or restricted stock units issued to employees and directors of the Company and its Subsidiaries under any long term incentive plan, management equity plan, stock option plan, phantom equity plan or other management or employee benefit plan.

“Material Subsidiary” means, at any date of determination, any Subsidiary of the Company (1) the total assets of which (when combined with the assets of such Subsidiary’s Subsidiaries and after intercompany eliminations) as at the last day of the most recent fiscal quarter ending prior to the date of determination for which internal financial statements are available was at least 5.0% of the total consolidated assets of the Company and its Subsidiaries and (2) the total gross revenue of which for the most recent four fiscal quarter period ending prior to the date of determination for which internal financial statements are available was at least 5.0% of the total consolidated gross revenue of the Company and its Subsidiaries for such period; provided that, the aggregate amount of assets held by all Subsidiaries (other than Material Subsidiaries and non-Material Subsidiaries that are Subsidiary Guarantors) at any one time do not exceed 20.0% of the total consolidated assets of the Company and its Subsidiaries and the total gross revenue of all Subsidiaries (other than Material Subsidiaries and non-Material Subsidiaries that are Subsidiary Guarantors) for any four fiscal quarter period for which internal financial statements are available do not exceed 20.0% of the total consolidated gross revenue of the Company and its Subsidiaries for the same period.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, when received in the form of cash) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses Incurred as a result thereof, (2) taxes paid or reasonably estimated to be actually payable as a result thereof, including for this purpose any loss or forfeiture of a net operating loss carryforward, as a result of such transaction or any gain recognized in connection therewith without regard to any available tax credits or deductions and any tax sharing arrangements, (3)  amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale (other than any Pari Passu Lien Indebtedness), (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)           as to which either (a) the explicit terms provide that there is no recourse against any of the assets of the Company or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the % Senior Notes due 2019 of the Company issued on the date hereof and any Additional Notes.  The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Secured Parties” means (i) the Holders, (ii) the Trustee, (iii) the Collateral Agent and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated February 11, 2013, relating to the Company’s 8.75% Senior Secured Notes due 2019.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer or the treasurer of the Company, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Other Pari Passu Lien Indebtedness Parties” means the holders of any Other Pari Passu Lien Obligations and any Authorized Representative with respect thereto.

“Other Pari Passu Lien Obligations” means Indebtedness permitted to be Incurred, and secured by the Collateral on a pari passu basis, under the Indenture and the Credit Agreement.

“Pari Passu Lien” means a Lien granted to the applicable Authorized Representative for the benefit of the applicable Pari Passu Lien Indebtedness Parties, upon any property of the Company or any Subsidiary Guarantor to secure Pari Passu Lien Obligations.

“Pari Passu Lien Indebtedness” means:

(1)           Indebtedness Incurred pursuant to Section 4.09(b)(i) or (iii);

(2)           other Indebtedness that, in each case, is secured equally and ratably with the Notes by a Pari Passu Lien that was permitted to be incurred and so secured under the Indenture and the Credit Agreement; provided, in the case of each issue or series of Indebtedness referred to in this clause (2), that:

(a)           on or before the date on which such Indebtedness is Incurred by the Company or any Subsidiary Guarantor, as the case may be, such Indebtedness is designated by the Company in an Officers’ Certificate delivered to the Collateral Agent and each other Authorized Representative, as “Pari Passu Lien Debt” for the purposes of the Intercreditor Agreement;

(b)           the Authorized Representative of such Indebtedness executes a joinder agreement to the Intercreditor Agreement; and

(c)           all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of such Authorized Representative’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied;

(3)           Hedging Obligations of the Company or any Subsidiary Guarantor Incurred pursuant to arrangements provided by the holders (or Affiliates thereof) of, or agents or former agents (of Affiliates thereof) in respect of, the Pari Passu Lien Indebtedness to hedge or manage interest rate risk with respect to such Pari Passu Lien Indebtedness; provided that, pursuant to the terms of the agreements governing any Pari Passu Lien Indebtedness, such Hedging Obligations are secured by a Pari Passu Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred; and

(4)           cash management obligations Incurred in the ordinary course that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to Section 4.09(b)(i).

“Pari Passu Lien Indebtedness Parties” means (a) the Credit Agreement Secured Parties, (b) the Notes Secured Parties and (c) any Other Pari Passu Lien Indebtedness Parties.

“Pari Passu Lien Obligations” means the Pari Passu Lien Indebtedness and all other Obligations in respect thereof.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related, ancillary or incidental thereto or a reasonable extension or expansion thereof.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company; provided that if such Investment is in a Restricted Subsidiary of the Company that is not either the Company or a Subsidiary Guarantor, such Investment shall not constitute a Permitted Investment under this clause (1) to the extent such Investment is made by a contribution or transfer of any assets, including without limitation cash and licenses, that constituted Collateral prior to such contribution or transfer;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)           Hedging Obligations permitted under Section 4.09(b)(viii) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6)           any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)           advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(8)           Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property or other capital expenditures (provided that in no event shall the acquisition of Equity Interests be deemed to be a capital expenditure for this purpose), in each case in the ordinary course of business;

(9)           advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

(10)         commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(11)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12)         Investments represented by Guarantees that are otherwise permitted under this Indenture;

(13)         Investments resulting from the creation of Liens on the assets of the Company or any of the Restricted Subsidiaries that are otherwise permitted under this Indenture;

(14)         any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(15)         lease, utility and other similar deposits in the ordinary course of business; and

(16)         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) since the Issue Date, not to exceed the greater of (x) 4.0% of Tangible Assets at the time of such Investment and (y) $75.0 million.

For purposes of determining whether an Investment meets the definition of a Permitted Investment, in the event that any proposed Investment meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (16) above, the Company shall be permitted to classify such Investment and the time of its Incurrence in any manner that complies with this definition.  Additionally, all or any portion of an Investment may later be reclassified as having been Incurred under any clause of Permitted Investments so long as such Investment meets the definition of such clause at the time of reclassification.

“Permitted Liens” means:

(1)           Liens securing Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv); provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness, replacements thereof, additions and accessions thereto and proceeds and products thereof and customary security deposits (except that individual financing of property provided by one lender may be cross-collateralized to other financings of property provided by such lender);

(2)           Liens in favor of the Company or any Subsidiary Guarantor;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary (other than replacements thereof, additions and accessions thereto and proceeds and products thereof and other than after-acquired property of such acquired Person);

(4)           Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired, replacements thereof, additions and accessions thereto, proceeds and products thereof and customary security deposits (except that individual financing of property provided by one lender may be crosscollateralized to other financings of property provided by such lender) by the Company or the Restricted Subsidiary;

(5)           Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under Section 4.09(b)(i));

(6)           Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7)           Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this

Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(8)           Liens securing obligations in an amount not to exceed the greater of (x) $40.0 million and (y) 2.0% of Tangible Assets at any one time outstanding;

(9)           Liens Incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations or to secure letters of credit, bank guarantees, bankers acceptances or similar instruments supporting such obligations;

(10)         Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds or other similar obligations arising in the ordinary course of business, or deposits to secure letters of credit, bank guarantees, bankers’ acceptances or similar instruments related thereto;

(11)         survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the aggregate, do not materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(12)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)         Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(14)         Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(15)         any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(16)         Liens for taxes, assessments and governmental charges not yet overdue by more than 30 days or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(17)         Liens arising from precautionary UCC financing statements regarding operating leases or consignments and statutory and common law landlords’ liens under leases to which the Company or any Subsidiary thereof is a party; and

(18)         Liens of franchisors in the ordinary course of business not securing Indebtedness;

(19)         Pari Passu Liens on the Collateral in favor of the Collateral Agent or the Trustee equally and ratably securing (a) Indebtedness Incurred under Section 4.09(b)(i); (b) Hedging Obligations of the Company or any Subsidiary Guarantor incurred pursuant to arrangements provided by the holders (or Affiliates thereof) of, or agents or former agents (of Affiliates thereof) in respect of, the Pari Passu Lien Indebtedness to hedge or manage interest rate risk with respect to such Pari Passu Lien Indebtedness; (c) cash management obligations Incurred in the ordinary course that are secured ratably (other than with respect to cash collateral for letters of credit) with Indebtedness outstanding pursuant to Section 4.09(b)(i); (d) Indebtedness Incurred under Section 4.09(b)(iii) and any Permitted Refinancing Indebtedness in respect thereof; (e) any other Pari Passu Lien Indebtedness; provided that, with respect to this clause (e), after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Priority Leverage Ratio at the time of Incurrence would have been no more than 3.0 to 1; provided that, in each case, such Pari Passu Liens are subject to the terms of the Intercreditor Agreement;

(20)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s Liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(21)         Liens (i) of a collecting bank under Section 4-208 of the UCC in “items” incurred in the ordinary course of business, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) customary Liens (including the right of set-off) arising as a matter of law in favor of banking institutions encumbering deposits held by such banking institutions incurred in the ordinary course of business and (iv) Liens on assets subject to repurchase agreements constituting Cash Equivalents; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(22)         Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in connection with any letter of intent or purchase agreement with respect to an Investment permitted under the Indenture;

(23)         Liens on cash collateral to secure letters of credit permitted under the Indenture; and

(24)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded

(plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee of the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or any Guarantee of the Notes, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Guarantee of the Notes, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Guarantee of the Notes; and

(5)           such Indebtedness is Incurred by either (a) the Company or any Subsidiary Guarantor or (b)  the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan of Reorganization” means Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 29, 2010.

“Pledge Agreement” means the Pledge Agreement, dated as of the Issue Date, by and among the Company, certain of the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Priority Leverage Ratio” means, as of any date of determination, the ratio of:

(1)           the aggregate outstanding amount of Pari Passu Lien Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination on a consolidated basis after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2)           the Consolidated Cash Flow of the Company for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination, in each case, with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio; provided, however, that solely for purposes of the calculation of the Priority Leverage Ratio, in connection with the incurrence of any Lien pursuant to clause (19)(e) of the definition of “Permitted Liens,” the Company and the Restricted Subsidiaries must treat the maximum amount of Indebtedness that is permitted to be Incurred pursuant to Section 4.09(b)(i) at the time of such calculation as being Incurred and outstanding at such time.

“Private Placement Legend” means the legend set forth in Section 2.07(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Utility Subsidiary” means any Restricted Subsidiary that is prohibited by applicable law from Guaranteeing Indebtedness without the consent of a PUC.

“PUC” means a state public utilities commission.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Regulation S Global Notes Legend” means the legend set forth in Section 2.07(g), which is required to be placed on all Legended Regulation S Global Notes.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or Capital Stock of any Person engaged in a Permitted Business that shall become on the date of acquisition of such Capital Stock of a Restricted Subsidiary of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note that is a Restricted Note.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.  Restricted Notes are required to bear the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Senior Management” means the chief executive officer or the chief financial officer of the Company.

“Series” means (a) with respect to the Pari Passu Lien Indebtedness Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacity as such) and (iii) the Other Pari Passu Lien Indebtedness Parties that become subject to the Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other Pari Passu Lien Indebtedness Parties) and (b) with respect to any Pari Passu Lien Indebtedness, each of (i) the Credit Agreement Obligations, (ii) the Obligations under the Notes and (iii) the Other Pari Passu Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement to the Intercreditor Agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other Pari Passu Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means, individually, any Guarantee by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental Indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantor” means any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of the Indenture; and their respective successors and assigns until released from their obligations under their Guarantees of the Notes and the Indenture in accordance with the terms of the Indenture.

“Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries (less depreciation, amortization, applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company prepared in conformity with GAAP.

“Transactions” means, collectively, any or all of the following:  (i) the entry into the Indenture, and the offer and issuance of the Notes, (ii) the entry into the Credit Agreement and Incurrence of Indebtedness thereunder by one of more of the Company and its Subsidiaries and (iii) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that is an Unrestricted Note.

“Unrestricted Global Note” means a Global Note that is an Unrestricted Note.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend including, without limitation, any Notes from which the Private Placement Legend has been removed in accordance with Sections 2.07(f)(i) and, with respect to Unrestricted Global Notes, Notes in which a Holder acquires an interest pursuant to Section 2.07(j).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Section 1.02.         Other Definitions.

Term	Defined in Section
“Act”	13.13
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Basket Period”	4.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10

“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Offshore Transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	13.08
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	13.08
“Successor Guarantor”	10.04

Section 1.03.         Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           “herein”, “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f)            all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g)           references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO
THE NOTES

Section 2.01.         Form and Dating.

(a)         General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)       Global Notes.  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Restricted Global Notes.  Notes in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes initially issued to or transferred to affiliates (as defined in Rule 144) of the Company shall only be issued in definitive form and shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the written direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.  For the avoidance of doubt, the Company may only hold an interest in Notes in the form of Definitive Notes and are prohibited from taking a beneficial interest in one or more Global Notes.

(c)         Regulation S Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures.  Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)         Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer

Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.         Execution and Authentication.

At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Section 4.09 of this Indenture and applicable law, issue Additional Notes under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order.  The Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the number of separate Note certificates, the registered Holder of each of the Notes and delivery instructions.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.         Methods of Receiving Payments on the Notes.

If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee, shall be made by wire transfer of immediately available funds to the accounts specified by DTC or its nominee.

Section 2.04.         Registrar and Paying Agent.

(a)         The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)         The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05.         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall promptly notify the Trustee of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money.  If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.07.         Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor Depositary; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes other than in accordance with Section 2.07(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c).

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a Person or for the account or benefit of a Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or

(B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(ii).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)          if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.07(b)(iv)  at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.07(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)         Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)          [INTENTIONALLY OMITTED];

(D)          [INTENTIONALLY OMITTED];

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Legended Regulation S Global Note to Definitive Notes.  A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar or the Company so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “Offshore Transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D)          if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)        Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B)          [INTENTIONALLY OMITTED]; and

(C)          if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required or advisable in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.  Unless and until (x) with respect to a Restricted Global Note, all of the beneficial interests in such Restricted Global Note have been exchanged for beneficial interests in the Unrestricted Global Note in accordance with Section 2.07(j) or the Private Placement Legend has been removed from such Restricted Global Note in accordance with Section 2.07(b)(iv), or (y) the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, (1) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (2) THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii)  to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

(g)         Regulation S Global Note Legend.  The Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(h)         Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10 and 4.14).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.03 and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile (followed promptly by originals).

(ix)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)           Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

(xi)          Each Holder agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(j)        Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  Upon compliance with the following procedures, all of the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in the Unrestricted Global Note.  In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests shall be exchanged.  As a condition to any such exchange pursuant to this Section 2.07(j), the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act.  Upon such exchange of beneficial interests pursuant to this Section 2.07(j), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the

Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.07(j), the relevant Restricted Global Note shall be cancelled.

(k)         Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of an Company within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.07(f)(i).  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 and this Section 2.07.  The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.08.         Replacement Notes.

(a)         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a replaced Note is ever subsequently presented or otherwise claimed for payment.  The Company may charge for its expenses in replacing a Note.

(b)         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.         Outstanding Notes.

(a)         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09(a) as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c)         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.         Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes shown on the register as being so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.11.         Temporary Notes.

(a)         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b)         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid, redeemed or that have been delivered to the Trustee for cancellation.

Section 2.13.         Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.         CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE
REDEMPTION AND OFFERS TO PURCHASE

Section 3.01.         Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 15 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof (or such shorter period that is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.         Selection of Notes to Be Redeemed.

(a)         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements).  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date, by the Trustee from the outstanding Notes not previously called for redemption.

(b)         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $2,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.         Notice of Redemption.

(a)       At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price;

(iii)          if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)          the name and address of the Paying Agent;

(v)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)          that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)        the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and

(ix)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)         At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 15 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  The notice, if mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Section 3.04.         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment.  A notice of redemption may not be conditional.

Section 3.05.         Deposit of Redemption Price.

(a)         Not later than 12:00 p.m. (noon) Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such Notes are actually surrendered).  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.         Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07.         Optional Redemption.

(a)         At any time prior to February 15, 2016, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date.

(b)         On or after February 15, 2016, the Company may redeem all or a part of the

Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount to be redeemed) set forth below plus accrued and unpaid interest thereon, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2016	104.375%
2017	102.188%
2018 and thereafter	100.000%

(c)         At any time prior to February 15, 2016, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (including Additional Notes, if any) at a redemption price of 108.75% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, using the net cash proceeds of one or more Equity Offerings; provided that:

(1)           at least 65% of the original aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (other than Notes held, directly or indirectly, by the Company or Affiliates of the Company); and

(2)           the redemption occurs prior to 90 days after the date of the closing of such Equity Offering.

(d)       Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08.         Repurchase Offers.

In the event that, pursuant to Section 4.10 or Section 4.14, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), they shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, or at the Company’s request, the Trustee shall send at the Company’s expense, by first class mail, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(a)         that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof;

(b)         the length of time the Repurchase Offer shall remain open;

(c)         the Offer Amount, the purchase price and the Purchase Date;

(d)         that any Note not tendered or accepted for payment shall continue to accrue interest;

(e)         that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(f)          that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in denominations of $2,000 or in integral multiples of $1,000 in excess thereof;

(g)         that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(h)         that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(i)          that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(j)          that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note.  The Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered by such Holder.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof.  The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

Section 3.09.         No Sinking Fund.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS

Section 4.01.         Payment of Notes.

(a)         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest.

Section 4.02.         Maintenance of Office or Agency.

(a)         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03.         Reports.

(a)         The Company shall furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations:

(i)            all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided that in no event shall the Company be required to provide any information of the type that would be required by Rule 3-10 or Rule 3-16 of Regulation S-X of the Securities Act ; and

(ii)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Whether or not required by the Commission, the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in Section 4.03(a)(i) and Section 4.03(a)(ii) with the Commission within the time periods specified above unless the Commission shall not accept such a filing.  The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings.  If, notwithstanding the foregoing, the Commission shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b)         The Company, for so long as any Notes remain outstanding, shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)         Delivery of such reports, information and documents to the Trustee pursuant to such provisions is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d)         Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(v) until 90 days after the date any report hereunder is due (it being understood, for the avoidance of doubt, that the time period set forth in Section 6.01(v) shall be deemed to have begun concurrently with the 90 day period referenced in this paragraph and in no event shall such time period set forth in Section 6.01(v) be deemed to conclude after the 90 day period referenced herein).

(e)         Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Section 4.04.         Compliance Certificate.

(a)         The Company and each Subsidiary Guarantor, if any, shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and Subsidiary Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and Subsidiary Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and Subsidiary Guarantors, if any, are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and Subsidiary Guarantors, if any, are taking or propose to take with respect thereto.

Except with respect to receipt of payments on the Notes for which it is Paying Agent and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or breach of, any representation, warranty or covenant made in this Indenture.

(b)                           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Public Company Accounting Oversight Board, the year-end financial statements delivered pursuant to Section 4.03(a)(i) above shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or any Subsidiary Guarantor has failed to comply with the provisions of Article Four or Article Five hereof in so far as they relate to financial or accounting matters or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                            The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company and the Subsidiary Guarantors, if any, are taking or propose to take with respect thereto.

Section 4.05.                          Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.                          Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors, if any, covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors, if any (to the extent that they may lawfully do so), hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                          Restricted Payments.

(a)                           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)                               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Guarantee of the Notes, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition, or (c) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(vi); or

(iv)                              make any Restricted Investment,

(all such payments and other actions set forth in Section 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving pro forma effect to such Restricted Payment:

(A)                               no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)                               the Company’s Consolidated Leverage Ratio is less than 3.75 to 1; and

(C)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (13), (14) and (15) of Section 4.07(b)), is less than the sum, without duplication, of:

(1)                                 for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing January 1, 2013 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available (the “Basket Period”), an amount equal to (x) the Company’s Consolidated Cash Flow for the Basket Period less (y) 1.5 times the Company’s Consolidated Interest Expense for the Basket Period, plus

(2)                                 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or the amount of reduction of Indebtedness of the

Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company), plus

(3)                                 with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, the aggregate amount of cash, or the Fair Market Value of property other than cash, equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net proceeds received in cash, or in property other than cash (valued at such property’s Fair Market Value), from the sale of any such Restricted Investment or from the release of any Guarantee (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries.

(b)                           Section 4.07(a) shall not prohibit, so long as, in the case of Section 4.07(b)(5), (8), (9), (10) and (15), no Event of Default has occurred and is continuing or would be caused thereby:

(1)                                 the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)                                 the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(3)                                 the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a sale (other than to a Subsidiary of the Company) within 60 days preceding such payment or which shall be reimbursed with proceeds to be received within 60 days after such payment of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from Section 4.07(a)(C)(2);

(4)                                 the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or any Guarantee of the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5)                                 the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any

Restricted Subsidiary or any Preferred Stock of its Restricted Subsidiaries issued in accordance with Section 4.09;

(6)                                 the repurchase, cancellation or withholding of Equity Interests (x) to the extent such repurchase, cancellation or withholding is deemed to occur upon the exercise or vesting of stock options, awards or warrants and (y) that either (i) represent a portion of the exercise price of such options, awards or warrants or (ii) are repurchased, cancelled or withheld to facilitate the satisfaction of any tax liabilities incurred upon or in connection with the exercise or vesting of such options, awards or warrants;

(7)                                 the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; provided that such payments shall not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

(8)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests (including LTIP Shares) of the Company or any of its Restricted Subsidiaries held by any future, current or former employee, officer, consultant or director of the Company or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of:  (i) $15.0 million, with unused amounts pursuant to this subclause (i) being carried over to succeeding fiscal years up to a maximum of $30.0 million in any fiscal year; plus (ii) the amount of any cash bonuses otherwise payable to employees, officers or directors that are foregone at the option of such employees, officers or directors in return for the receipt of LTIP Shares during such fiscal year; plus (iii) the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company to any future, current or former employee, officer, consultant or director of the Company or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (iii) shall be excluded from Section 4.07(a)(iv)(C)(2); plus (iv) the cash proceeds of any “key man” life insurance received by the Company or any of its Restricted Subsidiaries (and not included in the Consolidated Cash Flow of the Company) that are used to make such redemptions, repurchases, redemptions or other acquisitions; less (v) the amount of any Restricted Payments previously made with the cash proceeds described in subclause (iii) or (iv) of this clause (8);

(9)                                 purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness subordinated to the Notes or any Guarantee of the Notes pursuant to provisions requiring the Company or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a “change of control” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, however, if required, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with such Change of Control Offer;

(10)                          purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness subordinated to the Notes or any Guarantee of the Notes pursuant to provisions requiring the Company or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of an “asset sale” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, however, if required, that the Company has made any Asset Sale Offer and has purchased all Notes tendered in connection with such Asset Sale Offer;

(11)                          purchase, redeem, defease or otherwise acquire or retire for value any Disqualified Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent sale of, Disqualified Stock of the Company or any of its Restricted Subsidiaries in accordance with Section 4.09;

(12)                          the payment or other distribution to satisfy dissenters’ rights pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to consolidations, mergers and transfers of all or substantially all of the property or assets of the Company;

(13)                          purchase, redeem, acquire, cancel or otherwise retire for a nominal value per right of any rights granted to all holders of common stock of the Company pursuant to any shareholders’ rights plan adopted for the purposes of protecting shareholders from unfair takeover tactics;

(14)                          the payment of dividends or other distributions to the Company and its Subsidiaries, as applicable, in accordance with tax sharing arrangements entered into from time to time between or among the Company and its Subsidiaries; and

(15)                          other Restricted Payments in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 2.0% of Tangible Assets.

(c)                            The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (15) above or is entitled to be made pursuant to Section 4.07(a), the Company shall, in its sole discretion, classify (or from time to time may reclassify) such Restricted Payment in any manner that complies with this covenant and such Restricted Payment shall be treated as having been made pursuant to only one of such categories.

Section 4.08.                          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries, or pay any liabilities owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii)                                  make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); and

(iii)                               transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                           However, the preceding restrictions shall not apply to encumbrances or restrictions:

(i)                                     existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness, the Collateral Documents, the Intercreditor Agreement or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Company’s Board of Directors or Senior Management, not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness, the Collateral Documents, the Intercreditor Agreement or such other agreements, as the case may be, as in effect on the Issue Date;

(ii)                                  set forth in this Indenture, the Notes or any Guarantee of the Notes;

(iii)                               existing under, by reason of or with respect to applicable law, rule, regulation or order;

(iv)                              with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Company’s Board of Directors or Senior Management, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(v)                                 in the case of Section 4.08(a)(iii):

(1)                                 that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(2)                                 existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,

(3)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

(4)                                 arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof, as determined by the Company in good faith;

(vi)                              existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(vii)                           on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(viii)                        existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Company’s Board of Directors or Senior Management, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix)                              existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Company’s Board of Directors or Senior Management determines in good faith shall not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes; and

(x)                                 existing under, by reason of or with respect to Indebtedness of any Restricted Subsidiary of the Company; provided that the Company’s Board of Directors or Senior Management determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect the Company’s ability to make payments of principal or interest on the Notes.

Section 4.09.                          Incurrence of Indebtedness.

(a)                           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any of its Restricted Subsidiaries may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Company’s Consolidated Leverage Ratio would be less than 3.75 to 1; provided, further, that any Restricted Subsidiaries that are not Subsidiary Guarantors may not Incur Indebtedness pursuant to this paragraph if, after giving pro forma effect to such Incurrence, an aggregate principal amount of greater than $150.0 million of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors Incurred pursuant to this paragraph is outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any such Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors Incurred pursuant to this paragraph.

(b)                           Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                     the Incurrence by the Company or any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i) not to exceed $925.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Subsidiary Guarantor thereof to permanently repay any such Indebtedness pursuant to Section 4.10;

(ii)                                  Existing Indebtedness;

(iii)                               the Incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Subsidiary Guarantees;

(iv)                              the Incurrence by the Company or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (x) 4.0% of Tangible Assets at the time of Incurrence and (y) $75.0 million;

(v)                                 the Incurrence by the Company or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (ii), (iii), (iv), (v), (xvi) or (xvii) of this Section 4.09(b);

(vi)                              the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(A)                               if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or any Guarantee of the Notes, in the case of a Subsidiary Guarantor; and

(B)                               (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

(vii)                           the Guarantee by the Company or any of its Restricted Subsidiaries of (1) Indebtedness of the Company or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this Section 4.09 or (2) leases (other than Capitalized Leases) or of other obligations which do not constitute Indebtedness and which are otherwise permitted under the Indenture;

(viii)                        the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(ix)                              the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or selling all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);

(x)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xi)                              the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance, bid, appeal, stay, customs and surety bonds, performance and completion guarantees, bank guarantees, bankers’ acceptances, including in respect of self-insurance, workers’ compensation claims or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, deferred compensation, severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of the Company and its Subsidiaries and similar obligations provided by the Company or any of its Subsidiaries or obligations in respect of letters of credit related thereto, in each case, in the ordinary course of business;

(xii)                           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xiii)                        the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(xiv)                       the Incurrence by the Company or any of its Restricted Subsidiaries of cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, employee credit or purchase cards, overdraft protections and similar arrangements, in each case, in connection with deposit accounts;

(xv)                          the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(xvi)                       the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xvi), not to exceed the greater of (1) $75.0 million and (2) 4.0% of Tangible Assets at the time of Incurrence; and

(xvii)                    the Incurrence of Acquired Debt; provided that, (1) after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under the Consolidated Leverage Ratio set forth in Section 4.09(a) or (2) the Consolidated Leverage Ratio of the Company after giving effect to the Incurrence thereof would be less than or equal to the Company’s actual Consolidated Leverage Ratio immediately prior to such Incurrence.

For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xvii) above, or is entitled to be Incurred pursuant to Section 4.09(a), the Company shall be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09.  Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to Section 4.09(a) or under any one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xvii) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.  Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(i) and may not later be reclassified.

(c)                            Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d)                           The Company shall not Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company unless it is contractually subordinate in right of payment to the Notes to the same extent.  No Subsidiary Guarantor shall Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor unless it is contractually subordinate in right of payment to any Guarantee of the Notes by such Subsidiary Guarantor to the same extent; provided that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor (as applicable), solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10.                          Asset Sales.

(a)                           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                                     the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii)                                  at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof; and

(iii)                               in the case of an Asset Sale of Collateral, to the extent required by the Collateral Documents, all consideration from such Asset Sale is pledged as Collateral to secure the Notes concurrently with or immediately after such acquisition.  For purposes of Section 4.10(a)(ii), each of the following shall be deemed to be cash:

(A)                               any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Guarantee of the Notes and liabilities to the extent owed to the Company or any Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(B)                               any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion); and

(C)                               any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) 5.0% of Tangible Assets or (y) $100.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)                           Within the later of (x) 365 days after the receipt by the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, or, (y) if the Company or such Restricted Subsidiary has entered into a binding commitment or commitments with respect to any of the actions described below within 365 days after the receipt of any Net Proceeds from an Asset Sale, 180 days after entering into such commitment or commitments, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(i)                                     in the case of any Asset Sale by a Subsidiary that is not a Subsidiary Guarantor, to repay Indebtedness of a Subsidiary that is not a Subsidiary Guarantor;

(ii)                                  to the extent that such Net Proceeds do not represent proceeds of Collateral, to repay, prepay, defease, redeem, purchase or otherwise retire unsubordinated

Indebtedness of the Company or any Subsidiary Guarantor in each case owing to a Person other than the Company or any Affiliate of the Company, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (ii) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all such Indebtedness plus the aggregate principal amount of outstanding notes, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company offers to use the remaining Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (ii) to make an Asset Sale Offer (as defined below);

(iii)                               to purchase Replacement Assets; provided that to the extent the assets subject to such Asset Sale were Collateral, such newly acquired assets shall also be Collateral;

(iv)                              to the extent that such Net Proceeds represent proceeds of Collateral, to repay, prepay, defease, redeem, purchase or otherwise retire Pari Passu Lien Indebtedness (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (iv) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all Pari Passu Lien Indebtedness, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company offers to use the remaining Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (iv) to make an Asset Sale Offer (as defined below); or

(v)                                 any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                            Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.10(b) shall be deemed to constitute “Excess Proceeds” and shall, on the next business day following the expiration of such time period, be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Applicable Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum amount of Notes and such other Applicable Pari Passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other Applicable Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.  The Company, or the Trustee at the Company’s expense, shall make the Asset Sale Offer to all

Holders of Notes pursuant to the procedures described in Section 3.08 (including the notice required thereby).

(d)                           The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $25.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $25.0 million) shall be applied as provided in Section 4.10(c).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such other Applicable Pari Passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Applicable Pari Passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other Applicable Pari Passu Indebtedness tendered with adjustments as may be needed so that any Notes in minimum amounts of $1,000 and integral multiples of $1,000 shall be purchased.  Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.

(e)                            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11.                          Transactions with Affiliates.

(a)                           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)                                     such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(ii)                                  the Company delivers to the Trustee:

(1)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company (if any); and

(2)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b)                           The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

(i)                                     transactions between or among the Company and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as part of any such transactions;

(ii)                                  payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company or any Subsidiary thereof;

(iii)                               Permitted Investments (other than clause (3) of the definition thereof) and Restricted Payments that are permitted by the provisions of Section 4.07;

(iv)                              any sale of Equity Interests (other than Disqualified Stock) of the Company;

(v)                                 transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is, as determined in good faith by the Company’s Board of Directors, not materially more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(vi)                              any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Company;

(vii)                           payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(viii)                        transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person;

(ix)                              transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the Senior Management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(x)                                 the Incurrence of Indebtedness that is permitted to be Incurred pursuant to Section 4.09(b)(ii) or (vi) or to the extent relating to guarantees of Indebtedness permitted by Section 4.09(b)(ii), (vi) or (vii).

Section 4.12.                          Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) on the Collateral.  Additionally, the Company shall not, and shall not permit any of its Restricted Subsidiaries to incur or suffer to exist any Lien (the “Initial Lien”) on any asset or property of the Company or such Restricted Subsidiary, now owned or hereafter acquired, unless the Company or such Restricted Subsidiary concurrently grants a Lien (subject to Permitted Liens) to the Collateral Agent to secure the Notes ranking pari passu with such Initial Lien; provided however, that any such Lien created to secure the Notes pursuant to this sentence shall provide by its terms that upon the release and discharge of the Initial Lien on such property by the collateral agent for the Indebtedness secured by such Initial Lien, the Lien on such property securing the Notes shall be automatically and unconditionally released and discharged and the Company may take any action necessary to memorialize such release or discharge.

Section 4.13.                          Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14.                          Offer to Repurchase upon a Change of Control.

(a)                      Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.03, if a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase (the “Change of Control Payment Date”).  No later than 30 days following any Change of Control (unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof), the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 and such notice.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b)                           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)                            The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)                           The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                            Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

Section 4.15.                          [INTENTIONALLY LEFT BLANK].

Section 4.16.                          Designation of Restricted and Unrestricted Subsidiaries.

(a)                           The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(i)                                     any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09(a);

(ii)                                  the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

(iii)                               the Subsidiary being so designated has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(iv)                              no Default or Event of Default would be in existence following such designation.

(b)                           Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

(c)                            The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)                                     such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;

(ii)                                  all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;

(iii)                               all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

(iv)                              no Default or Event of Default would be in existence following such designation.

Section 4.17.                          Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.                          Future Subsidiary Guarantees.

(a)                           The Company shall cause each Subsidiary (other than (1) any CFC or Subsidiary that is held directly or indirectly by a CFC, (2) any Subsidiary that is prohibited by applicable law from guaranteeing Obligations and/or providing any security therefor without the consent of a PUC, the FCC or any other Governmental Authority having jurisdiction over such Subsidiary or that is subject to regulatory approvals or regulatory restrictions on borrowings or issuances of guarantees of Indebtedness or (3) any Subsidiary other than a Material Subsidiary) that is formed or acquired following the Issue Date to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes (to the extent provided in the Collateral Documents) and all other obligations under this Indenture.

(b)                           The obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(c)                            Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Collateral Documents and the Intercreditor Agreement and, to the extent required by the Security Agreement, shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates as may be necessary to vest in the Collateral Agent a first priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness (subject to Permitted Liens) in properties and assets that constitute Collateral as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and the Indenture, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Section 4.19.                          Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(i)                                     the Company or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (B) Incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(ii)                                  the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(iii)                               the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

ARTICLE FIVE
SUCCESSORS

Section 5.01.                          Merger, Consolidation or Sale of Assets.

(a)                           The Company shall not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)                                     either:  (1) the Company is the surviving corporation; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets, is not a corporation, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this Section 5.01(a)(i) and a co-obligor of the Notes), (B) assumes all the obligations of the Company under the Notes and the Indenture and (C) assumes all of the obligations of the Company under the Collateral Documents (as applicable) and the Intercreditor Agreement and, to the extent required by and subject to the limitations set forth in the Security Agreement, shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the successor company, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Agreement, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii)                               immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, shall either (i) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a), or (ii) have a Consolidated Leverage Ratio that is less than or equal to than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(iv)                              each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by supplemental indenture or amendment to its Guarantee of the Notes confirmed that such Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

(v)                                 the Collateral owned by or transferred to the Company or the surviving entity, as applicable, shall (a) continue to constitute Collateral under the Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, and (c) not be subject to any Lien other than Permitted Liens.

(b)                           In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.  Section 5.01(a)(ii) and (iii) shall not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.  Section 5.01(a)(ii) and (iii) shall also not apply to any transaction if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to reincorporate the Company in another state of the United States.

Section 5.02.                          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer,  conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in this

Indenture.  In the event of any such transfer (other than any transfer by way of lease), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes, the Indenture, the Collateral Documents (as applicable), the Intercreditor Agreement and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01.                          Events of Default.

Each of the following is an “Event of Default”:

(i)                                     default for 30 days in the payment when due of interest on the Notes;

(ii)                                  default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)                               failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01;

(iv)                              failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10 or Section 4.14 (other than a failure to purchase Notes);

(v)                                 failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice to comply with any of the other agreements in this Indenture (other than a failure to purchase Notes), the Collateral Documents or the Intercreditor Agreement;

(vi)                              default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)                               is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(vii)                           failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)                        except as permitted by this Indenture, any Guarantee of the Notes provided by a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary of the Company (or a group that would constitute a Significant Subsidiary of the Company), or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary of the Company (or a group that would constitute a Significant Subsidiary of the Company), shall deny or disaffirm its obligations under its Guarantee of the Notes;

(ix)                              the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               makes a general assignment for the benefit of its creditors, or

(D)                               generally is not paying its debts as they become due; and

(x)                                 court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), in an involuntary case; or

(B)                               appoints a custodian of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company); or

(C)                               orders the liquidation of the Company or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company);

and the order or decree remains unstayed and in effect for 60 consecutive days.

(xi)                              with respect to any Collateral having a fair market value in excess of $30.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and the terms of the Indenture or the Intercreditor Agreement, as applicable, other than the satisfaction in full of all obligations under this Indenture and discharge of the Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Section 6.02.                          Acceleration.

(a)                           In the case of an Event of Default specified in clause 6.01(ix) or (x) with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

(b)                           In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)                            In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.                          Other Remedies.

(a)                           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, with respect to the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and Collateral Agent and their agents and counsel), the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement.

(b)                           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                          Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                          Control by Majority.

Subject to the terms of the Intercreditor Agreement and the Collateral Documents, the Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent.  However, the Trustee and the Collateral Agent may refuse to follow any direction that conflicts with law,  this Indenture, the Intercreditor Agreement or the Collateral Documents that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06.                          Limitation on Suits.

(a)                           A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     the Holder gives the Trustee written notice of a continuing Event of Default;

(ii)                                  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)                               such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

Notwithstanding the foregoing, in no event may any Holder enforce any Lien of the Collateral Agent pursuant to the Collateral Documents.

(b)                           A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).

Section 6.07.                          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes,  shall not be impaired or affected without the consent of the Holder.

Section 6.08.                          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or Subsidiary Guarantors, if any (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                          Priorities.

(a)                           Subject to the terms of the Intercreditor Agreement and Section 11.06(f), the Trustee shall pay out any money or property received by it, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or otherwise, in the following order:

First:  to the Trustee, the Collateral Agent and their agents and attorneys for amounts due under Section 7.07 and the Collateral Documents, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any,  and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN
TRUSTEE AND COLLATERAL AGENT

Section 7.01.                          Duties of Trustee.

(a)                           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Collateral Documents and the

Intercreditor Agreement and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                           Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture, any Collateral Documents and the Intercreditor Agreement against the Trustee or the Collateral Agent; and

(ii)                                  in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Collateral Agent and conforming to the requirements of this Indenture.  However, in the case of any certificates or opinions required to be delivered hereunder, the Trustee and the Collateral Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                            No provision of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f)                             Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02.                          Certain Rights of Trustee.

(a)                           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                            The Collateral Agent shall not have any fiduciary or other implied duties of any kind or nature to any person, regardless of whether an Event of Default has occurred and is continuing.

(f)                             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g)                            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)                           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.01, and such notice references the Notes.

(i)                               In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                              The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

(k)                           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                               The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)                       The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

Section 7.03.                          Individual Rights of Trustee and Collateral Agent.

Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee or Collateral Agent, as applicable.  However, in the event that the Trustee acquires any conflicting interest as defined in the TIA sec. 310(b), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  Each of the Trustee and Collateral Agent is also subject to Sections 7.10 and 7.11.

Section 7.04.                          Disclaimer.

Neither the Trustee nor the Collateral Agent (a) shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement; (b) shall be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (c) shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee; or (d) shall be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than, with respect to the Trustee, its certificate and acknowledgment of authentication.

Section 7.05.                          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders, with a copy to the Collateral Agent, a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note for which it is the Paying Agent, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.                          Reports by Trustee to Holders of the Notes.

(a)                           Within 60 days after each May 15 beginning with the May 15 following the date hereof and for so long as Notes remain outstanding, the Trustee shall mail to the Holders, in the manner provided under Section 13.01(d), a brief report dated as of such reporting date, with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(i)                                     any change to the property and funds physically in its possession as Trustee under this Indenture on the date of such report;

(ii)                                  any additional issue of Notes under this Indenture which it has not previously reported; and

(iii)                               any action taken by it in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes under this Indenture.

(b)                           A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission.  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.                          Compensation and Indemnity.

(a)                           The Company shall pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company.  The Trustee’s compensation and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the agents and counsel of the Trustee and the Collateral Agent.

(b)                           The Company and the Subsidiary Guarantors, if any, shall indemnify each of the Trustee and the Collateral Agent, its officers, directors, agents and employees against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors, if any (including this Section 7.07), and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, and under the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Company and the Subsidiary Guarantors, if any, promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder unless the failure to notify the Company impairs the Company’s ability to defend such claim.  The Company shall defend the claim and the Trustee and the Collateral Agent shall cooperate in the defense.  The Company need not pay for any settlement made without its consent, such consent not to be unreasonably withheld or delayed.  The indemnity contained herein shall survive the resignation or removal of the Trustee or the Collateral Agent and the termination of this Indenture or the Collateral Documents.

(c)                            The obligations of the Company and the Subsidiary Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(d)                           To secure the Company’s payment obligations in this Section 7.07, the Collateral Agent and the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Collateral Agent and the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Agent.

(e)                            When the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) and (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                          Replacement of Trustee.

(a)                           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.10;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may, at the expense of the

Company, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                          Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.                          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.11.                          Preferential Collection of Claims Against Company

The Trustee hereby waives any right to set off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of their Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.                          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes and all Obligations of the Subsidiary Guarantors shall be deemed to have been discharged with respect to their Obligations under any Subsidiary Guarantees of the Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Subsidiary Guarantees of the Notes, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.08 and 2.11 and the Company’s obligations under Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article Eight.  Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03.                          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 5.01 and 10.04 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) through (viii) and (xi) shall not constitute Events of Default.

Section 8.04.                          Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(i)                                     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)                               in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)                              no Default or Event of Default shall have occurred and be continuing either:  (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(v)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(vi)                              the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Subsidiary Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code, and Section 15 of the New York Debtor and Creditor Law;

(vii)                           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(viii)                        if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(ix)                              the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 91-day period referred to in Section 8.04(a)(vi)) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (ii) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05.                          Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

(a)                           Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

(b)                           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                          Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such then remaining shall be repaid to the Company.

Section 8.07.                          Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the obligations of any Subsidiary Guarantors under their respective Subsidiary Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                          Without Consent of Holders of Notes.

(a)                           Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors, if any, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement without the consent of any Holder of a Note:

(i)                                     to cure any ambiguity, defect or inconsistency;

(ii)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)                               to provide for the assumption of any of the Company’s or any Subsidiary Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets;

(iv)                              to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(v)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if qualified;

(vi)                              to comply with Section 4.18;

(vii)                           to evidence and provide for the acceptance of appointment by a successor Trustee or successor Collateral Agent;

(viii)                        to provide for the issuance of Additional Notes in accordance with this Indenture;

(ix)                              to add additional assets as Collateral to secure the Notes and Subsidiary Guarantees;

(x)                                 to amend the Intercreditor Agreement to add additional Authorized Representatives for lenders holding Pari Passu Lien Obligations permitted under the Indenture, the Credit Agreement, the Collateral Documents, the Intercreditor Agreement and any agreements governing any other Pari Passu Lien Indebtedness then in effect; or

(xi)                              to conform the text of the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement was intended to conform to such “Description of Notes.”

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.                          With Consent of Holders of Notes.

(a)                           Except as otherwise provided in this Section 9.02, the Company, the Subsidiary Guarantor, if any, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c)                            Upon the request of the Company accompanied by resolutions of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee and the Collateral Agent shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the rights, duties or immunities under this Indenture or otherwise of the Trustee or the Collateral Agent, in which case the Trustee and the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d)                           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)                            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption prices of the Notes from those stated in Section 3.07;

(iii)                               reduce the rate of or change the time for payment of interest on any Note;

(iv)                              waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)                                 make any Note payable in money other than U.S. dollars;

(vi)                              make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, premium, if any, on, the Notes;

(vii)                           release any Subsidiary Guarantor that is a Significant Subsidiary of the Company (or any Subsidiary Guarantors that together would constitute a Significant Subsidiary of the Company) from any of its obligations under its Guarantee of the Notes or this Indenture, except in accordance with the terms of this Indenture;

(viii)                        impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Guarantee of the Notes provided by a Significant Subsidiary of the Company (or any Subsidiary Guarantors that together would constitute a Significant Subsidiary of the Company);

(ix)                              amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(x)                                 except as otherwise permitted under Section 4.18 and Section 5.01, consent to the assignment, transfer or release by the Company or any Subsidiary Guarantor that is a Significant Subsidiary of the Company (or any Subsidiary Guarantors that together would constitute a Significant Subsidiary of the Company), of any of their rights or obligations under this Indenture;

(xi)                              amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee of the Notes in any manner adverse to the Holders of the Notes or any Guarantee of the Notes;

(xii)                           make any change in the preceding amendment and waiver provisions; or

(xiii)                        make the Notes or the Subsidiary Guarantees subordinated in right of payment to any other obligations, or subordinate the Liens securing the Notes or the Subsidiary Guarantees.

In addition, any amendment to, or waiver of, the provisions of the Indenture, any Collateral Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding.

Section 9.03.                          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.                          Notation on or Exchange of Notes.

(a)                           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05.                          Trustee and Collateral Agent To Sign Amendments, Etc.

The Trustee and Collateral Agent shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent.  In executing any amendment or supplement or Note, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE TEN
NOTE GUARANTEES

Section 10.01.                   Guarantee.

(a)                           Subject to this Article Ten, each of the Subsidiary Guarantors, if any, hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (i) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor, if any, agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                           Any Subsidiary Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Subject to Section 6.06, each Subsidiary Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee of the Notes shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, if any, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantors, any amount paid by any of them to the Trustee or such Holder, this Subsidiary Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                           Each Subsidiary Guarantor, if any, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor, if any, further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee of the Note, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee of the Note.  The Subsidiary Guarantors, if any shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee of the Note.

Section 10.02.                   Limitation on Guarantor Liability.

Each Subsidiary Guarantor, if any, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of the Note of such Subsidiary Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Guarantee of the Note or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Guarantee of the Note.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors, if any, hereby irrevocably agree that the obligations of such Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Ten, result in the obligations of such Subsidiary Guarantor under its Guarantee of the Note not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

Section 10.03.                   Execution and Delivery of Note Guarantee.

(a)                           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee of the Note shall be valid nevertheless.

(b)                           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee of the Note set forth in this Indenture on behalf of any Subsidiary Guarantors.

(c)                            If required by Section 4.18, the Company shall cause such Subsidiary Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees of the Notes in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04.                   Guarantors May Consolidate, Etc., on Certain Terms.

(a)                           The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(i)                                     if such entity remains a Subsidiary Guarantor, (1) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (2) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, the Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and, to the extent required by and subject to the limitations set forth in the Security Agreement, shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Agreement, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (4) the Company shall have delivered to the Trustee an Officers’ Certificate, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

(ii)                                  if such transaction constitutes an Asset Sale, the transaction is made in compliance with the covenant under Section 4.10 (it being understood that only such portion of the Net Proceeds as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), to the extent applicable;

(iii)                               the Collateral owned by or transferred to the Subsidiary Guarantor or the surviving guarantor entity, as applicable, shall (1) continue to constitute Collateral under the Indenture and the Collateral Documents, (2) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustees and the Holders of the Notes, and (3) not be subject to any Lien other than Permitted Liens; or

(iv)                              the property and assets of the Person which is merged or consolidated with or into the Subsidiary Guarantor or the surviving guarantor entity, as applicable, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Subsidiary Guarantor or the surviving guarantor entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture.

(b)                           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Subsidiary Guarantor, such successor Person shall succeed to and be substituted for a Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  All the Subsidiary Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees of the Notes had been issued at the date of the execution hereof.

(c)                            Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05.                   Release of Guarantor.

(a)                           The Subsidiary Guarantee of the Note of any Subsidiary Guarantor shall be released:

(i)                                     in connection with any transaction permitted by this Indenture after which such Subsidiary Guarantor would no longer constitute a Restricted Subsidiary of the Company, if the sale of Capital Stock, if any, complies with Section 4.10;

(ii)                                  if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture; or

(iii)                               upon satisfaction and discharge of the Notes as set forth under Section 12.01 or upon defeasance of the Notes as set forth under Article 8.

(b)                           Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee of the Note shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN
COLLATERAL AND SECURITY

Section 11.01.                   The Collateral; Appointment of Collateral Agent.

(a)                           The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Subsidiary Guarantees thereof and performance of all other obligations under this

Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07 and Section 8.07 herein, and the Notes and the Subsidiary Guarantees thereof and the Collateral Documents, shall be secured by Liens as provided in the Collateral Documents which the Company and the Subsidiary Guarantors party thereto have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture.

(b)                           The Company and the Subsidiary Guarantors hereby agree that the Collateral Agent shall hold the Collateral for the benefit of the Notes Secured Parties, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreement.

(c)                            U.S. Bank National Association is hereby designated and appointed as the initial Collateral Agent of the Holders under the Collateral Documents.  Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure) and the Intercreditor Agreement, as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent to execute and deliver the Collateral Documents and the Intercreditor Agreement and all other instruments relating thereto and to perform its obligations and exercise its rights under this Indenture, the Collateral Documents and the Intercreditor Agreement in accordance herewith and therewith together with such other obligations and rights as are reasonably incidental hereto and thereto.

Section 11.02.                   Additional Pari Passu Lien Indebtedness.

Any additional Pari Passu Lien Indebtedness incurred by the Company or a Subsidiary Guarantor shall be pari passu with the Obligations under the Notes, this Indenture, the Subsidiary Guarantees and Collateral Documents, shall be guaranteed on a pari passu basis by each Subsidiary Guarantor and shall be secured equally and ratably with the Obligations under the Notes, this Indenture, the Subsidiary Guarantees and Collateral Documents by Liens on the Collateral held by the Collateral Agent for as long as the Notes and the Subsidiary Guarantees are secured by the Collateral.

Section 11.03.                   Further Assurances.  The Company shall and each of the Subsidiary Guarantors shall, do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably deem necessary, to assure and confirm that the Collateral Agent holds, for the benefit of the Notes Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, this Indenture and the Collateral Documents.

Upon the reasonable request of the Collateral Agent at any time and from time to time, the Company shall and each of the Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Collateral Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture and the Collateral Documents.

Section 11.04.                   Insurance.

The Company and the Subsidiary Guarantors shall:

(i)                                     keep their properties adequately insured at all times by financially sound and reputable insurers;

(ii)                                  maintain such other insurance, to such extent and against such as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to properties material to the business of the Company and its Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations; and

(iii)                               maintain such other insurance as may be required by the Collateral Documents.

Section 11.05.                   Release of Liens on the Collateral.

(a)                           The Liens on the Collateral shall automatically and without any need for any further action by any Person be released:

(i)                                     in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii)                                  in whole upon:

(A)                               satisfaction and discharge of this Indenture as set forth in Section 12.01;

(B)                               a legal defeasance or covenant defeasance of this Indenture as set forth in Article Eight; or

(iii)                               in part, as to any property that (x) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (y) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release of such Subsidiary Guarantee (including in connection with the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary);

(iv)                              in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described in Article Nine and upon delivery of instructions and any other documentation, in each case as required by this Indenture, the Collateral Documents and the Intercreditor Agreement, in a form satisfactory to the Collateral Agent; and

(v)                                 in part, in accordance with the applicable provisions of the Collateral Documents and the Intercreditor Agreement.

(b)                           In addition, at the request of the Company, the Collateral Agent shall:

(i)                                     subordinate or release its Lien on any property in connection with the incurrence of any Indebtedness permitted by Section 4.09(b)(iv); and

(ii)                                  subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clauses (iii), (iv), (vi), (x), (xi), (xiii) or (xvii) of Section 4.09(b) or with respect to which the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described in Article Nine has been obtained.

(c)                            In connection with any termination or release of any Liens in all or any portion of the Collateral pursuant to this Indenture or any of the Collateral Documents, the Collateral Agent shall promptly, at the sole expense of the Company, execute, deliver or acknowledge all documents, instruments and releases that have been requested, in writing, to release, reconvey to the Company and/or the Subsidiary Guarantors, as the case may be, such Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the written directions of the Company and/or the Subsidiary Guarantor, as the case may be.

(d)                           The release of any Collateral shall not be deemed to impair the security under the Collateral Documents in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to the terms of this Indenture or upon termination of this Indenture.  The Trustee and each of the Holders acknowledge and direct the Trustee and the Collateral Agent that a release of Collateral or a Lien in accordance with the terms of any Collateral Document and this Article Eleven shall not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

(e)                            As and when requested by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to authorize the filing of Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Company or such Subsidiary Guarantor) solely to the extent necessary to delete or release Liens on property or assets not required to be subject to a Lien under the Collateral Documents from the description of assets in any previously filed financing statements.  If requested in writing by the Company or any Subsidiary Guarantor, the Trustee shall instruct the Collateral Agent to execute, at the sole expense of the Company, such documents, instruments or statements reasonably requested of it (which shall be prepared by the Company or such Subsidiary Guarantor) and to take such other action as the Company may reasonably request to evidence or confirm that such property or assets not required to be subject to a Lien under the Collateral Documents described in the immediately preceding sentence has been released from the Liens of each of the Collateral Documents.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such written instructions from the Company, any Subsidiary Guarantor or the Trustee.

Section 11.06.                   Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)                           Subject to the provisions of the Collateral Documents, the Intercreditor Agreement and the other provisions of this Indenture, each of the Trustee or the Collateral Agent may take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder and thereunder.  Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation), upon the occurrence and during the continuance of an Event of Default, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral.

(b)                           Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Neither the Trustee nor the Collateral Agent shall have responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)                            Where any provision of the Collateral Documents requires that additional property or assets be added to the Collateral, the Company shall, or shall cause the applicable Subsidiary Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and to create and maintain a valid and enforceable perfected first-priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Indebtedness in such property or assets (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Notes Secured Parties, in each case in accordance with and to the extent required under the Collateral Documents.

(d)                           In acting under the Collateral Documents and the Intercreditor Agreement, the Trustee and Collateral Agent shall have all the protections, rights and immunities given to them under this Indenture.

(e)                            For the avoidance of doubt, upon receipt of any payment by the Collateral Agent or the Trustee pursuant to Section 2.01(a)(ii) of the Intercreditor Agreement, the Company, the Subsidiary Guarantors and the Holders agree that, as among them, such payments shall be made and such funds applied in accordance with Section 6.10 of this Indenture, and in every case whatsoever, the Trustee and the Collateral Agent shall each be paid amounts owed them under this Indenture, the Intercreditor Agreement and the Collateral Documents prior to payments (pursuant to Section 6.10 of this Indenture) being made to the Holders.

(f)                             The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(g)                            The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six hereof or by the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.06).

(h)                           The Collateral Agent may resign at any time by written notice to the Trustee and the Company, such resignation to be effective only upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Company shall promptly appoint a successor collateral agent.  If no successor collateral agent is appointed by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.06 (and Section 7.07 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(i)                               In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE

Section 12.01.                   Satisfaction and Discharge.

(a)                           This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, and the Collateral shall be released from the Lien in favor of the Collateral Agent for the benefit of the Holders, when:

(i)                                     either:

(A)                               all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)                               all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expenses, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(ii)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(iii)                               the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)                              the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)                           In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)                            Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its written request any cash or Government Securities held by it as provided in this Section 12.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

(d)                           After the conditions to discharge contained in this Article Twelve have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee and the Collateral Agent upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture and the Collateral Documents (except for any obligations hereunder that by the terms of such obligation expressly survive discharge of the Notes in accordance with this Section 12.01).

Section 12.02.                   Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

Section 12.03.                   Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01.                   Notices.

(a)                           Any notice or communication by the Company or any Subsidiary Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Subsidiary Guarantor:

FairPoint Communications, Inc.
521 E. Morehead Street Suite 500
Charlotte, NC 28202
Attention:	Shirley J. Linn
Facsimile No.:	(704) 344-1594

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2700
Chicago, IL 60606
Attention:	Gary P. Cullen
Steven H. Forbes
Facsimile:	(312) 407-0411

If to the Trustee or Collateral Agent:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Facsimile: (860) 241-6881
Attention: Michael M. Hopkins (FairPoint Communications)

(b)                           The Company, the Trustee or the Collateral Agent, by written notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)                            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

(d)                           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next Business Day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)                            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f)                             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)                            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.02.                   Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.03.                   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

(i)                                     an Officers’ Certificate (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)                                  an Opinion of Counsel (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.04.                   Statements Required in Certificate or Opinion.

(a)                           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.05.                   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06.                   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, shall have any liability for any obligations of the Company or the Subsidiary Guarantors, as the case may be, under the Notes, this Indenture, any Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.07.                   Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES, IF ANY.

Section 13.08.                   Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.09.                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                   Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.  All agreements of the Collateral Agent in this Indenture shall bind its successors and assigns.  All agreements of each Subsidiary Guarantor, if any, in this Indenture shall bind such Subsidiary Guarantor’s successors and assigns, except as otherwise provided in Section 10.04.

Section 13.11.                   Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.                   Acts of Holders.

(a)                           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.13.

(b)                           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                            Notwithstanding anything to the contrary contained in this Section 13.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)                           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board of Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                             Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.14.                   Benefit of Indenture.

Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.15.                   Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have executed this Indenture as of February 14, 2013.

[SIGNATURE PAGES FOLLOW]

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

EllTel Long Distance Corp.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

FairPoint BroadBand, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

FairPoint Carrier Services, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

MJD Services Corp.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

MJD Ventures, Inc.

By:	/s/ Ajay Sabherwal
Name:	Ajay Sabherwal
Title:	Executive Vice President and Chief Financial Officer

[Indenture]

C-R Communications, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

C-R Long Distance, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

El Paso Long Distance Company

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Ravenswood Communications, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Berkshire Cellular, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

[Indenture]

Berkshire New York Access, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

C&E Communications, Ltd.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Taconic Technology Corp.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Comerco, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

FairPoint Logistics, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Germantown Long Distance Company

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

[Indenture]

Orwell Communications, Inc.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President, Secretary and General Counsel

By:	/s/ John R. Whitener
	Name:	John R. Whitener
	Title:	Vice President and Treasurer

Quality One Technologies, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Peoples Mutual Long Distance Company

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

S T Enterprises, Ltd.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Unite Communications Systems, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

[Indenture]

Utilities, Inc.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

[Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maryanne Dufresne
	Name	Maryanne Dufresne
	Title:	Vice President

[Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Maryanne Dufresne
	Name	Maryanne Dufresne
	Title:	Vice President

[Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP No.	**$ **

FAIRPOINT COMMUNICATIONS, INC.

8.75% Senior Secured Notes due 2019

Issue Date:

FairPoint Communications, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [          ], or its registered assigns, the principal sum of $[           ] on February 15, 2019.

Interest Payment Dates:  February 15 and August 15, commencing August 15, 2013.

Record Dates:  February 1 and August 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

FAIRPOINT COMMUNICATIONS, INC.

By:
	Name:	Ajay Saberwal
	Title:	Executive Vice President and Chief Financial Officer

(Trustee’s Certificate of Authentication)

This is one of the 8.75% Senior Secured Notes due 2019 described in the within-mentioned Indenture.

Dated:  [             ]

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

[Reverse Side of Note]

FAIRPOINT COMMUNICATIONS, INC.

8.75% Senior Secured Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at 8.75% per annum from the date hereof until maturity.  The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 15, 2013.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

3.             Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of February 14, 2013 (“Indenture”) among the Company, the Subsidiary Guarantors party thereto, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5.             Optional Redemption.

(a)           On or after February 15, 2016, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount to be redeemed) set forth below plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2016	104.375%
2017	102.188%
2018 and thereafter	100.000%

(b)           At any time prior to February 15, 2016, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date.

(c)         At any time prior to February 15, 2016, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes (including Additional Notes, if any) at a redemption price of 108.75% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, using the net cash proceeds of one or more Equity Offerings; provided that:

(1)           at least 65% of the original aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (other than Notes held, directly or indirectly, by the Company or Affiliates of the Company); and

(2)           the redemption occurs prior to 90 days after the date of the closing of such Equity Offering.

6.             Repurchase at Option of Holder.

(a)         Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes, if a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase (the “Change of Control Payment Date”).  No later than 30 days following any Change of Control (unless the Company has exercised its right to redeem the Notes), the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b)         Within the later of (x) 365 days after the receipt by the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, or, (y) if the Company or such Restricted Subsidiary has entered into a binding commitment or commitments with respect to any of the actions described below within 365 days after the receipt of any Net Proceeds from an Asset Sale, 180 days after entering into such commitment or commitments, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(i)            in the case of any Asset Sale by a Subsidiary that is not a Subsidiary Guarantor, to repay Indebtedness of a Subsidiary that is not a Subsidiary Guarantor;

(ii)           to the extent that such Net Proceeds do not represent proceeds of Collateral, to repay, prepay, defease, redeem, purchase or otherwise retire unsubordinated Indebtedness of the Company or any Subsidiary Guarantor in each case owing to a Person other than the Company or any Affiliate of the Company, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (ii) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all such Indebtedness plus the aggregate principal amount of outstanding notes, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company offers to use the remaining Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (ii) to make an Asset Sale Offer (as defined below);

(iii)          to purchase Replacement Assets; provided that to the extent the assets subject to such Asset Sale were Collateral, such newly acquired assets shall also be Collateral;

(iv)          to the extent that such Net Proceeds represent proceeds of Collateral, to repay, prepay, defease, redeem, purchase or otherwise retire Pari Passu Lien Indebtedness (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (iv) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid, prepaid, defeased, redeemed, purchased or otherwise retired and the denominator of which is the aggregate principal amount of all Pari Passu Lien Indebtedness, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company offers to use the remaining Net Proceeds to be used to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness pursuant to this clause (iv) to make an Asset Sale Offer (as defined below); or

(v)           any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

(c)         Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in Section 4.10(b) of the Indenture shall be deemed to constitute “Excess Proceeds” and shall, on the next business day following the expiration of such time period, be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Applicable Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum amount of Notes and such other Applicable Pari Passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other Applicable Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.

7.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed, (2) during the period between a record date and the next succeeding interest payment date or (3) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.  Transfer may be restricted as provided in the Indenture.

8.             Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes.

9.             Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Without the consent of any Holder of a Note, the Indenture, or the Notes may be amended or supplemented to, among other things, cure any ambiguity, mistake, defect or inconsistency, or make any change that does not materially adversely affect the legal rights under the Indenture of any such Holder.

10.          Defaults and Remedies.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) the Company or (ii) any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company), all outstanding Notes shall become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(vi) of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  If certain conditions are satisfied, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest, or the principal of, the Notes.

11.          Trustee Dealings with the Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

12.          No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner, past, present or future of the Company or any Subsidiary Guarantors shall have any liability for any obligations of the Company or any Subsidiary Guarantors, as the case may be, under the Notes, the Indenture,  any Subsidiary Guarantees of the Notes, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

13.          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.          Copies of Documents.  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

FairPoint Communications, Inc.
521 E. Morehead Street Suite 500
Charlotte, NC  28202
Attention:        Shirley J. Linn
Facsimile No.: (704) 344-1594

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2700
Chicago, IL  60606

Attention:               Gary P. Cullen

Steven H. Forbes

Facsimile No.: (312) 407-0411

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE INSERTED FOR RULE 144A GLOBAL NOTE]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

[TO BE INSERTED FOR REGULATION S GLOBAL NOTE]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

FairPoint Communications, Inc.
521 E. Morehead Street Suite 500
Charlotte, NC  28202
Attention:        Shirley J. Linn
Facsimile No.: (704) 344-1594

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Facsimile:  (860) 241-6881
Attention:  Michael M. Hopkins (FairPoint Communications)

Re:  8.75% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of February 14, 2013 (the “Indenture”), among FairPoint Communications, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                     in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a Person or for the account or benefit of a Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (a) Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (b) Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a Person or for the account or benefit of a Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (c) Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]
By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐ (a) a beneficial interest in the:

(i)                                     144A Global Note (CUSIP                                     ); or

(ii)                                  Regulation S Global Note (CUSIP                                  ); or

☐ (b) a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

☐ (a) a beneficial interest in the:

(i)                                     144A Global Note (CUSIP                                     ); or

(ii)                                  Regulation S Global Note (CUSIP                                     ); or

(iii)                               Unrestricted Global Note (CUSIP                                      ); or

☐ (b) a Restricted Definitive Note; or

☐ (c) an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

FairPoint Communications, Inc.
521 E. Morehead Street Suite 500
Charlotte, NC  28202
Attention:        Shirley J. Linn
Facsimile No.: (704) 344-1594

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Facsimile:  (860) 241-6881
Attention:  Michael M. Hopkins (FairPoint Communications)

Re:  8.75% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of February 14, 2013 (the “Indenture”), among FairPoint Communications, Inc., a Delaware corporation, (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                       in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐       144A Global Note

☐       Regulation S Global Note

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

FairPoint Communications, Inc.
521 E. Morehead Street Suite 500
Charlotte, NC  28202

Attention:       Shirley J. Linn

Facsimile:       (704) 344-1594

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Facsimile:  (860) 241-6881
Attention:  Michael M. Hopkins (FairPoint Communications)

Re:  8.75% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of February 14, 2013 (the “Indenture”), among FairPoint Communications, Inc., a Delaware corporation, (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)                                 ☐ beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the [Company] or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to

D-1

such transfer, furnishes (or has furnished on its behalf by a broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                       , among                                        (the “Guaranteeing Subsidiary”), a [Delaware corporation] and [direct / indirect] subsidiary of FairPoint Communications, Inc., a Delaware corporation (the “Company”),  the Company, U.S. Bank National Association, a national banking association (or its permitted successor), as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company and the other Subsidiary Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 14, 2013 providing for the issuance of the Company’s 8.75% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”) and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.

(a)                                 Subject to Article Ten of the Indenture, the Guaranteeing Subsidiary fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)                                  The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)                                  The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f)                                   The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Note Guarantee.

(g)                                  The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h)                                 The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee.  To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of the Guaranteeing Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful distribution.

3.                                      Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

4.                                      Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

5.                                      Release.  The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

6.                                      No Recourse Against Others.  Pursuant to Section 13.06 of the Indenture, no director, officer, employee, incorporator or stockholder, past, present or future of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, any Subsidiary Guarantees of the Notes, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for the Note Guarantee.

7.                                      NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

9.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10.                               Limitation of Liability.  Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

FAIRPOINT COMMUNICATIONS, INC.
as Company

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
AS COLLATERAL AGENT

By:
Name:
Title: